RADIANT topline August 4, 2025

2 Forward-looking statements This presentation may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to our business, operations, and financial conditions, including but not limited to express or implied statements regarding the current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, , including statements regarding the estimated market for our product candidates, if approved, our development plans, our preclinical and clinical results and other future conditions, including our cash runway, and the safety, efficacy, and regulatory and clinical design or progress, potential regulatory submissions, approvals and timing thereof of any of our product candidates. Any forward-looking statements in this presentation are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this presentation, including, without limitation, risks relating to: (i) the success and timing of our ongoing clinical trials, (ii) the success and timing of our product development activities and initiating clinical trials, (iii) the success and timing of our collaboration partners’ product development activities, (iv) the timing of and our ability to obtain and maintain regulatory approval of any of our product candidates, (v) our plans to research, discover and develop additional product candidates, (vi) our ability to enter into collaborations for the development of new product candidates, (vii) our ability to establish manufacturing capabilities, and our collaboration partners’ abilities to manufacture our product candidates and scale production, (viii) our ability to meet any specific milestones set forth herein, and (ix) the potential addressable market sizes for product candidates. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. Although we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For further information regarding the risks, uncertainties and other factors that may cause differences between our expectations and actual results, you should review the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”) and our other filings with the SEC. Certain information contained in this presentation relates to or is based on studies, publications, surveys and other data obtained from third-party sources and our own internal estimates and research. While we believe these third-party sources to be reliable as of the date of this presentation, we have not independently verified, and make no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, all of the market data included in this presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source.

3 4 5 2 2028 Positioned to bring innovation to patients with CNS disorders Assets in late stage Clinical readouts in next 4 quarters Discovery platforms to optimize drug development Cash runway into

Praxis pipeline and upcoming catalysts

Platform	Program	Stage (Pre clin / Ph 1 / Ph 2 / Ph 3)	Upcoming Catalyst
CEREBRUM™ *SMALL MOLECULE PLATFORM*	**Vormatrigine** Focal Onset Seizures & Generalized Epilepsy		
	EMPOWER observational study		Ongoing
	RADIANT Phase 2	Ph 2	Topline results by mid-2025
	POWER1 Phase 2/3	Ph 2/3	Finalize study in Q4 2025
	POWER2 Phase 2/3	Ph 2/3	Initiate in Q3 2025, complete enrollment 2H 2026
	POWER3 Monotherapy	Ph 2/3	Initiate 1H 2026
	Relutrigine DEEs		
	EMBOLD Cohort 2 SCN2A GoF and SCN8A	Ph 2/3	1H 2026 topline results, 2026 NDA filing
	EMERALD Broad DEEs	Ph 3	Complete enrollment in 2026
	PRAX-020 KCNT1*	Pre clin	
	Ulixacaltamide Essential Tremor		
	ESSENTIAL3 Study 1 placebo controlled	Ph 3	Early fall 2025 topline results
	ESSENTIAL3 Study 2 randomized withdrawal	Ph 3	Early fall 2025 topline results
SOLIDUS™ *ASO PLATFORM*	**Elsunersen** SCN2A GoF		
	EMBRAVE Phase 1/2	Ph 1/2	Topline results in 1H 2026
	EMBRAVE3 Registrational	Ph 3	Initiated
	PRAX-080 PCDH19	Pre clin	Candidate declaration by year-end 2025
	PRAX-090 SYNGAP1	Pre clin	Candidate declaration by year-end 2025
	PRAX-100 SCN2A LoF	Pre clin	Candidate declaration by mid-2025

*PRAX-020 (KCNT1) has been licensed to UCB
DEE=developmental & epileptic encephalopathy, GoF=gain-of-function, LoF=loss-of-function

PRAXIS 4

5 Focal epilepsy is a serious medical condition with inadequate therapeutic options impacting approximately 3M patients in the US 1. Praxis Claims Analysis on File 2024. FOS patient cohort (n = 440k) ASM: Anti-Seizure Medication Patients need a new therapy: • That is tolerable so they adhere and can maintain Quality of Life • That is fast acting, simple to take and durable • That stops ASM cycling Epilepsy is a chronic neurological disorder that affects all age groups, causing life- threatening seizures 63% of patients require multiple ASMs1

6 Vormatrigine is poised to quickly transform the epilepsy landscape Ease of Administration Once daily dose, fast acting No need to be taken with food or require dietary changes Ideal Tolerability and Limited DDIs No expected restrictions with co-administration with other ASMs or common contraceptive agents Superior Efficacy Best-in-disease efficacy in the RADIANT study Sources: -AAN 2023 Poster - PRAX-628: A Novel Sodium Channel Blocker with Greater Potency and Activity Dependence Compared to Standard of Care; Kahlig, K., Chapman, M., Petrou, S. -AAN 2024 Poster - First-in-human Phase 1 Clinical Trial Evaluating the Safety, Tolerability, Pharmacokinetics and Food Effect of Vormatrigine in Healthy Participants; Hansen, K.; Frizzo, S., Jacotin, H., Patel, D., Epstein, N., Patel, A., Sun, H., Petrou, S., Souza, M.

7 Proven recruitment engine -> scalable across the ENERGY program Best-in-disease efficacy Full dataset for focal and generalized expected by Q4 ~75 patients* Foundation of the safety database and generalized proof-of- concept 61 patients dosed to date**99 Patients Screened RADIANT Best-in-class execution in epilepsy 37 patients included in today’s read-out * Includes patients currently in screening ** As of July 25, 2025 cut-off

8 30 mg vormatrigine QD 8 weeks Observation baseline Safety Follow-up RADIANT patients represent the real-world refractory group NCT#06908356 QD = Once daily N=37 Age (Years) Mean (SD) 43.1 (12.78) Sex M,F 14,23 # background ASMs Mean (SD) 2.2 (0.81) Concomitant ASM Sodium Channel Blocker SV2A GABA modulators Others 81% 65% 30% 5% Baseline seizure Median (IQR) 12 (5,25)

9 Vormatrigine effect in RADIANT: Best-in-Disease Efficacy Wilcoxon sign test p<0.05 in all weeks and overall; LOESS: Locally weighted plot smoothing PATIENTS WITH ≥50% REDUCTIONMEDIAN % SEIZURE REDUCTION BY WEEK 56.3% OVERALL MEDIAN SEIZURE REDUCTION

10 PATIENTS WITH 100% REDUCTIONPROPORTION OF PATIENTS ACHIEVING ≥50% REDUCTION Rapid, durable and expanding response from beginning to end of study

11 PROPORTION OF PATIENTS ACHIEVING ≥ 50% REDUCTION Significant response independent of baseline seizure burden Seizure cut defined by baseline median

12 ASM CATEGORY BY % OF UNIQUE PATIENTS 30% of patients on cenobamate Most challenging ASM background to demonstrate effect in any focal epilepsy study SV2a: Synthetic vesicle protein 2A

13 PROPORTION OF PATIENTS ACHIEVING ≥ 50% REDUCTION ON TOP OF MAJOR BACKGROUND ASM Response rate maintained over best current treatment

14 • Lowest rate of TEAEs and CNS AEs with modern ASMs** • Most AEs were mild to moderate and transient • All severe and serious AEs recovered and resolved • 23% of patients discontinued the study • Investigators had the option to reduce the dose of the background medication to manage AEs; when done (6 patients) no discontinuation was observed Vormatrigine was generally well tolerated, with no new safety signals • Episode of diplopia, resolved after reduction of lamotrigine dose • **Comparison to cenobamate and XEN1101 included in Addendum Slide 23 SAFETY POPULATION VORMATRIGINE 30 MG N=61 Patients with ≥1 TEAEs 36 (59.0%) Patients with severe AEs 3 (4.9%) Serious AEs 3 (4.9%) Related SAE* 1 (1.6%) AEs in >10% of patients Patients with nervous system disorders 32 (52.5%) Dizziness 18 (29.5%) Somnolence 10 (16.4%) Headache 8 (13.1%)

15 • Preliminary dose response modeling supports potential for greater effect with 40 mg vormatrigine • Reducing background ASMs is an effective strategy to manage AEs without adversely affecting seizure reduction • Including depression/mood endpoint based on reported improvements in mood by patients in RADIANT to site staff • Effective and highly efficient recruitment enables time to completion and homogeneity of the patient cohort Learnings from RADIANT to inform POWER2

16 POWER2, n= ~400 POWER2 staged to initiate this quarter, complete enrollment in 2H 2026 Observation period 20 mg Placebo Safety Follow-up Open-label Extension or 30 mg 40 mg 12 weeks, QD

17 AVG. DAYS ON THERAPY, BY LINE Majority of focal epilepsy patients quickly progress to multiple ASM use by trial and error Source: Praxis Claims Analysis on File 2024. FOS patient cohort (n = 440k) 295 Days 168 Days 155 Days 129 Days 114 Days Simpler and more rational way to manage patients is needed FOS DX - PATIENTS BY LINE OF THERAPY Improvised layering of drugs does not result in better patient outcome

18 Key study aspects: • Refractory epilepsy with 1-2 current ASMs • Initiate vormatrigine while titrating off current regimen over 4 weeks • Details to follow after protocol finalization POWER3 designed to demonstrate the potential of vormatrigine as a stand-alone agent • Screening • Observation Vormatrigine monotherapy Monotherapy conversion Safety Follow-up Open-label Extension or Expected to initiate 1H 2026

19 Vormatrigine leads the way to be the best-in-disease ASM • Rapid and compelling seizure reduction overall and in subgroup analyses • Favorable safety and tolerability profile compared to ASMs currently in the market or in development* • Ideal dosing profile: once-daily, no titration, taken with or without food and no expected restrictions with concomitant ASMs or with common contraceptive agents • RADIANT results increase our confidence in POWER1 readout and support broader registration program with initiation of POWER2 and POWER3 studies • We anticipate rapid execution towards registration based on our clinical execution expertise Source: *Comparison to Cenobamate and XEN1101 included in Addendum Slide 23

Praxis is revolutionizing how epilepsy is treated

SPECTRUM OF EPILEPSY	
Common (3M+ patients)	**DEE-driven rare (200k+ patients)**
Vormatrigine - Best in class potential ASM for common epilepsy patients - Pursuing standalone agent study to reduce patients burden of multiple ASMs and churn while improving outcomes	**Relutrigine** - BTD in SCN2A and 8A DEEs - EMBOLD study enrolling SCN2A and 8A DEEs - EMERALD study enrolling across all DEEs, to reduce seizure burden **Solidus ASO** platform targeting genetic drivers of DEEs, complimentary with relutrigine - Elsunersen in SCN2A DEE - PRAX-100 in SCN2A Autism - PRAX-080 in PCDH19 DEE - PRAX-090 in SYNGAP1 DEE

DEE: Developmental Epilepsy and Encephalopathies
BTD: Breakthrough Therapy Designation

PRAXIS

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22 Vormatrigine development program to demonstrate efficacy and bring an improved therapy to focal and generalized epilepsy patients Registry to help epilepsy patients track their seizures POWER1 pivotal study Evaluate efficacy, safety and extensive PK in broader epilepsy patients EMPOWER POWER1 POWER2 RADIANT POWER3 PPR POWER3 study evaluating vormatrigine as a single agent POC in epilepsy patients OBJECTIVE 1H 2024 2H 2024 1H 2025 2H 2025 1H 2026 POWER2 pivotal study

23 Vormatrigine safety profile positioned to be best-in-disease ASM Vormatrigine 30 mg (N = 61) Cenobamate 400 mg (N = 111) XEN1101 25 mg (N = 114) Study RADIANT Study C0171 X-TOLE2 Discontinuation 14 (23%) 30 (27%) 26 (23,%) Patients with ≥ 1 TEAE 36 (59%) 100 (90%) 97 (85%) Patients with severe AEs 3 (4.9%) 18 (16%) Not reported Serious AEs (SAEs) 3 (4.9%) 8 (7%) 3 (2.6%) Related SAE 1 (1.6%) – Not reported CNS-related AEs (≥ 10%) 32 (52.5%) 80 (72.1%) 83 (72.8%) Dizziness 18 (29.5%) 37 (33%) 36 (31.6%) Somnolence 10 (16.4%) 41 (37%) 17 (14.9%) Headache 8 (13.1%) 12 (11%) 9 (7.9%) Titration None 12-weeks None Food Effect None; Any time of day, with or without food None; Any time of day, with or without food Yes; Evening dosing with food Significant DDIs N/A3 Multiple CYP3A 1. Cenobamate Krauss, G. L., et al. The Lancet Neurology,. 2020;19(1), 38–48. https://doi.org/10.1016/S1474-4422(19)30399-0; https://www.ema.europa.eu/en/documents/assessment-report/ontozry-epar-public-assessment-report_en.pdf, 2. XEN1101: French JA, et al; JAMA Neurology. 2023;80(11):1145–1154. doi:10.1001/jamaneurol.2023.3542 3. Based on PRAX data available to-date Not a head-to-head comparison